Exhibit 10.1

AMENDMENT NO. 1
TO
MOLSON COORS BREWING COMPANY
INCENTIVE COMPENSATION PLAN

The Molson Coors Brewing Company (the “Company”) Incentive Compensation Plan (the “Plan”) is hereby amended as follows:

Article 4.1 is hereby amended in its entirety to read as follows:

“4.1                         Number of Shares Available for Awards.

(a)                                  Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be 20,000,000 Shares, plus the number of Shares that remain available for issuance under the Adolph Coors Company Equity Incentive Plan as of the Effective Date (increased by any Shares subject to any then-outstanding award under such plan which upon the lapse, expiration or cancellation exercise or other settlement of such award are either not issued or are withheld by the Company and adjusted for the two-to-one stock split on October 3, 2007).

(b)                                 Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be 20,000,000.”

Except as modified herein, the Plan shall remain in full force and effect.